EXHIBIT 3.3

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ADDUS HOMECARE CORPORATION

ADDUS HOMECARE CORPORATION (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

A. The name of the Corporation is Addus HomeCare Corporation. The Corporation was originally incorporated under the name Addus Holding Corporation. The date of the filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was July 27, 2006.

B. This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) amends and restates the provisions of the Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on September 19, 2006, as amended on July 10, 2009 (the “Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its stockholders in accordance with Section 228 of the DGCL.

C. The text of the Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

Article I

Name

The name of the Corporation is Addus HomeCare Corporation.

Article II

Registered Office

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

Article III

Purposes

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article IV

Capital Stock

1. Authorized Stock. The Corporation shall have authority to issue a total of [            ] ([            ]) shares of capital stock, consisting of (i) [            ] ([            ]) shares of common stock, par value $0.001 per share (“Common Stock”) and (ii) [            ] ([            ]) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

2. Common Stock.

A. General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights, powers, privileges, preferences and priorities of the holders of Preferred Stock.

B. Voting Rights. Each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote at any meeting of the stockholders.

C. Dividends. Subject to provisions of law and this Article IV, the holders of Common Stock shall be entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors of the Corporation (the “Board”) shall determine in its sole discretion.

D. Liquidation. Subject to provisions of law and this Article IV, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provisions for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably the remaining assets of the Corporation available for distribution.

3. Preferred Stock.

A. General.

1. Issuance of Preferred Stock in Classes or Series. The Preferred Stock of the Corporation may be issued in one or more classes or series at such time or times and for such consideration as the Board may determine. Each class or series shall be so designated as to distinguish the shares thereof from the shares of all other classes and series. Except as to the relative designations, preferences, voting rights, powers, qualifications, rights and privileges referred to in this Article IV, in respect of any or all of which there may be variations between different classes or series of Preferred Stock, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless otherwise specifically set forth herein.

2. Authority to Establish Variations Between Classes or Series of Preferred Stock. The Board is expressly authorized, subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, without stockholder action, to provide, by adopting a resolution or resolutions, for the issuance of the undesignated Preferred Stock in one or more classes or series, each with such designations, preferences, powers, qualifications and special, participating, optional or relative rights and privileges as shall be stated in this Certificate of Incorporation, a certificate of designations or a certificate of amendment to this Certificate of Incorporation, which shall be filed in accordance with the DGCL and the resolutions of the Board creating such class or series. The authority of the Board with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

(a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption (including sinking fund provisions);

(d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

(h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(i) such other preferences, powers, qualifications and special, participating, optional or relative rights and privileges thereof as the Board, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Certificate of Incorporation.

Article V

Bylaws

In furtherance and not in limitation of the powers conferred by statute and except as provided herein, the Board shall have the power to adopt, amend, repeal or otherwise alter the bylaws of the Corporation (the “Bylaws”) without any action on the part of the stockholders; provided, however, that any Bylaws made by the Board may be amended, altered or repealed by the stockholders. The Bylaws may only be amended, altered or repealed by the stockholders at an annual or special meeting of the stockholders the notice for which designates that an amendment, alteration or repeal of one or more of such sections is to be considered and then only by an affirmative vote of a majority in interest of the stockholders entitled to vote upon such amendment or repeal, voting as a single class.

Article VI

Indemnification of Directors

1. Limitation of Liability. No current or former director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each current or former director of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL as so amended from time to time. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

2. Indemnification. The Corporation shall, in accordance with this Certificate of Incorporation and the Bylaws, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a director of the Corporation or is or was serving at the request of the

Corporation as a director, officer, employee, member, trustee, partner, representative or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (an “indemnitee”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee. The Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board. Each person who was, is or becomes a director shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article VI. All rights to indemnification under this Article VI shall be deemed to have vested at the time such person becomes or became a director of the Corporation, and such rights shall continue as to an indemnitee who has ceased to be a director and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, modification, alteration or repeal of this Article VI that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission. Claims for indemnification shall be made pursuant to the procedural requirements of the Corporation’s Bylaws.

3. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Article VII

Directors

1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2. Number, Term and Classes of Directors. The exact number of directors shall be fixed from time to time by resolution of the Board in accordance with the Bylaws. The Board (other than directors elected by the holders of any series or class of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof) shall be divided into three classes designated Class I, Class II and Class III. The number of directors elected to each class shall be as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Each Class I director shall be elected to an initial term to expire at the 2010 annual meeting of stockholders, each Class II director shall be elected to an initial term to expire at the 2011 annual meeting of stockholders; and each Class III director shall be elected to an initial term to expire at the 2012 annual meeting of stockholders. Upon the expiration of the initial terms of office for each class of directors, the directors of each class shall be elected for a term of three years to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

3. Director Vacancies. Any director may resign at any time upon written notice to the Corporation. At a special meeting of stockholders called expressly for that purpose, the entire Board, or any member or members thereof, may be removed, but only for cause, by vote for removal of a specific director by stockholders holding at least 66 2/3% of the voting power of the stockholders entitled to vote at an election for directors of the Corporation, voting as a single class. The notice of such special meeting must state that the purpose, or one of the purposes, of the meeting is removal of the director or directors, as the case may be. Any newly created directorship or any vacancy occurring in the Board for any cause may be filled by a majority of the remaining members of the Board, although such majority is less than a quorum, or by the sole remaining director. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified.

Article VIII

Special Meetings of Stockholders

Except as otherwise required by law, a special meeting of stockholders (a “Special Meeting”) for any purpose or purposes may be called at any time only by the Chairman of the Board or the Board, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting required by the Bylaws may be conducted at the Special Meeting. The ability of the stockholders to call a Special Meeting is specifically denied. No action shall be taken by the stockholders except at an annual or Special Meeting called in accordance with this Certificate of Incorporation and the Bylaws, and no action shall be taken by the stockholders by written consent without a meeting.

Article IX

Special Stockholder Notice Provisions

1. Nominations for Directorship Positions. Any stockholder or stockholders of the Corporation who wish to nominate a person or persons for election to the Board must deliver written notice to the Secretary of the Corporation in accordance with the provisions set forth in the Bylaws.

2. Business at Stockholders’ Meetings. Any stockholder or stockholders of the Corporation who wish to place business before a meeting of the stockholders, other than nominations for election to the Board, must deliver written notice to the Secretary of the Corporation in accordance with the provisions set forth in the Bylaws.

Article X

Special Stockholder Voting Requirements

Articles V, VI, VII, VIII, IX, X and XI of this Certificate of Incorporation may only be amended or repealed by an affirmative vote of at least 66 2/3% of the outstanding shares of all capital stock entitled to vote upon such amendment or repeal, voting as a single class, unless such amendment or repeal is declared advisable by the Board by the affirmative vote of at least 75% of the entire Board, notwithstanding the fact that a lesser percentage may be specified by the DGCL.

Article XI

Amendment

Except as expressly provided herein, the Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, or any amendment thereto, in the manner now or hereafter provided by statute, and any and all rights conferred upon the stockholders herein is subject to this reservation.

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IN WITNESS WHEREOF, this Certificate of Incorporation has been signed by Francis J. Leonard, Secretary of the Corporation, on this      day of         , 2009.

Francis J. Leonard